Exhibit 99.1

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP SELLS $1.85 BILLION OF MULTI-TRANCHE SENIOR NOTES

INDIANAPOLIS, November 15, 2016 /PRNewswire/ — Simon, a leading global retail real estate company, announced today that its majority-owned operating partnership subsidiary, Simon Property Group, L.P. (the “Operating Partnership”), has agreed to sell $550 million principal amount of its 2.35% senior notes due January 30, 2022, $750 million principal amount of its 3.25% senior notes due November 30, 2026, and $550 million principal amount of its 4.25% senior notes due November 30, 2046.  Combined, the new issues of senior notes have a weighted average term of 14.5 years and a weighted average coupon rate of 3.28%. The offering is expected to close on November 23, 2016, subject to customary closing conditions.

The Operating Partnership intends to use the net proceeds of the offering for general business purposes, including one or more of the following:  (1) to fund the planned optional redemption of its 10.35% notes due 2019; (2) to fund the pending optional redemption of its 5.875% notes due 2017; and (3) to repay a portion of the borrowings outstanding under its $3.5 billion unsecured supplemental revolving credit facility that we incurred to partially fund the redemption of our 5.25% notes due 2016 in September 2016 and our 2.80% notes due 2017 in November 2016.

Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Investments, Inc., Barclays Capital Inc., BNP Paribas Securities Corp., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and UBS Securities LLC are serving as joint book-running managers of the public offering, which is being conducted under the Operating Partnership’s shelf registration statement filed with the Securities and Exchange Commission.  Any offer of securities will be made by means of the prospectus supplement and accompanying prospectus.

When available, copies of the prospectus supplement and accompanying prospectus can be obtained by contacting: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, toll-free at 1-800-831-9146, e-mail: prospectus@citi.com; Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, telephone: (866) 471-2526, fax: (212) 902-9316, email: prospectus-ny@ny.email.gs.com; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 200 North College Street, NC1-004-03-43, Charlotte NC 28255-0001, Attn: Prospectus Department, toll-free:  1-800-294-1322, e-mail: dg.prospectus_requests@baml.com; or U.S. Bancorp Investments, Inc., 214 N. Tryon Street, 26th Floor, Charlotte, NC 28202, telephone (877) 558-2607, Attention: Credit Fixed Income.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This press release contains forward-looking statements regarding the offering of senior notes. These forward-looking statements are subject to certain risks and uncertainties, and actual results may differ materially from projections. Readers should carefully review the Operating Partnership’s financial statements and notes thereto, as well as the risk factors described in its most recent annual and quarterly periodic reports and other reports filed from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and the Operating Partnership assumes no obligation to revise or update them to reflect future events or circumstances.

About Simon

Simon is a global leader in retail real estate ownership, management and development and a S&P100 company (Simon Property Group, NYSE: SPG). Our industry-leading retail properties and investments across North America, Europe and Asia provide shopping experiences for millions of consumers every day and generate billions in annual retail sales.

SOURCE Simon

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